UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

WETOUCH TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	20-4080330
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

No.29, Third Main Avenue, Shigao Town, Renshou County, Meishan, Sichuan, China	620500
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 028-37390666

(Former name or former address, if changed since last report.)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Director

The Board of Directors (the “Board”) of Wetouch Technology Inc. (the “Company”) has appointed Congjin Wang to serve as a member of the Board, effective February 17, 2023 and to serve as a member of the Audit Committee, the Compensation Committee and as the Chairman of Nominating and Corporate Governance Committees of the Board.

There are no arrangements or understandings between Mr. Wang and any other person pursuant to which he was appointed as a director. In addition, there are no family relationships between Mr. Wang and any of the Company’s other officers or directors. Further, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Wang had, or will have, a direct or indirect material interest.

Mr. Wang, aged 31, has served as an attorney at Gaopeng (Nanjing) Law Firm since June 2022. From June 2021 through May 2022, Mr. Wang worked for Guohao Law Firm. He worked at Beijing Gaopeng (Nanjing) Law Firm from December 2014 through May 2021. He is currently a member of Nanjing Securities and Futures Fund Professional Committee, a public interest lawyer of China Securities Small and Medium Investors Service Center, a member of Jiangsu foreign lawyers Talent Pool, and a member of the Nanjing Foreign Lawyers Talent Pool. Mr. Wang received a bachelor’s degree from Anqing Normal University in July 2014, and he is currently studying at University of Chinese Academy of Social Sciences for his master’s degree.

The Board believes Mr. Wang’s extensive knowledge and background with regard to touchscreen technology and management makes him a valuable addition to the Board.

Departure of Director

On February 16, 2023, Jeffrey Kone resigned as a member of the Board of the Company and as a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Mr. Kone’s decision to resign was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

Item 8.01	Other Events

Reverse Stock Split

On February 17, 2023, the Board authorized a reverse stock split with a ratio of not less than one to five (1:5) and not more than one to eighty (1:80), with the exact amount and the timing of the reverse stock split to be as determined by the Chairman of the Board. Upon such reverse stock split becoming effective, the number of authorized shares of the common stock of the Company will also be decreased in the same ratio. Pursuant to Nevada Revised Statutes Section 78.209, the reverse stock split does not have to be approved by the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WETOUCH TECHNOLOGY INC.

Date: February 21, 2023	By:	/s/ Zongyi Lian
	Name:	Zongyi Lian
	Title:	President and Chief Executive officer (Principal Executive Officer)